Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

2008	2008	2007	2007	2007
(in millions, except per share data and as noted)	Q2	Q1	Q4	Q3	Q2
Earnings (Reported Basis)
Net Interest Income	$1,727.8	$1,811.9	$1,762.3	$1,624.5	$1,538.6	(7)
Non-Interest Income	1,622.3	(2),(14)	2,056.5	(2),(11),(12)	2,158.3	(10)	2,149.7	1,971.9

Total Revenue (1)	3,350.1	3,868.4	3,920.6	3,774.2	3,510.5
Provision for Loan Losses	829.1	1,079.1	1,294.2	595.5	396.7
Marketing Expenses	288.1	297.8	358.2	332.7	326.1
Restructuring Expenses	13.6	52.8	27.8	19.4	91.1
Operating Expenses (3)	1,517.9	1,471.7	(4)	1,749.2	(4)	1,582.2	1,617.4	(8)

Income Before Taxes	701.4	967.0	491.2	1,244.4	1,079.2
Tax Rate	34.1%	34.6%	34.5%	34.4%	28.9	%(5)
Income From Continuing Operations, Net of Tax	$462.5	$632.6	$321.6	$816.4	$767.6
Loss From Discontinued Operations, Net of Tax (6)	(9.6)	(84.1	)(13)	(95.0)	(898.0)	(17.2)

Net Income (Loss)	$452.9	$548.5	$226.6	$(81.6)	$750.4

Common Share Statistics
Basic EPS:
Income From Continuing Operations	$1.24	$1.71	$0.85	$2.11	$1.96
Loss From Discontinued Operations	$(0.03)	$(0.23)	$(0.25)	$(2.32)	$(0.04)

Net Income (Loss)	$1.21	$1.48	$0.60	$(0.21)	$1.92
Diluted EPS:
Income From Continuing Operations	$1.24	$1.70	$0.85	$2.09	$1.93
Loss From Discontinued Operations	$(0.03)	$(0.23)	$(0.25)	$(2.30)	$(0.04)

Net Income (Loss)	$1.21	$1.47	$0.60	$(0.21)	$1.89
Dividends Per Share	$0.375	$0.375	$0.03	$0.03	$0.03
Tangible Book Value Per Share (period end)	$30.77	$29.94	$29.00	$28.88	$29.11
Stock Price Per Share (period end)	$38.01	$49.22	$47.26	$66.43	$78.44
Total Market Capitalization (period end)	$14,280.4	$18,442.7	$17,623.3	$25,602.1	$30,701.4
Shares Outstanding (period end)	375.7	374.7	372.9	385.4	391.4
Shares Used to Compute Basic EPS	372.3	370.7	375.6	386.1	390.8
Shares Used to Compute Diluted EPS	373.7	372.3	378.4	390.8	397.5

Reported Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$97,950	$99,819	$97,785	$91,745	$91,145
Average Earning Assets	$131,629	$127,820	$127,242	$118,354	$119,430
Average Assets	$154,288	$149,460	$150,926	$143,291	$142,690
Average Interest Bearing Deposits	$78,675	$74,167	$72,074	$73,338	$75,024
Total Average Deposits	$89,522	$84,779	$83,813	$84,667	$86,525
Average Equity	$24,839	$24,569	$24,733	$25,344	$25,128
Return on Average Assets (ROA)	1.20%	1.69%	0.85%	2.28%	2.15%
Return on Average Equity (ROE)	7.45%	10.30%	5.20%	12.89%	12.22%

Reported Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$97,065	$98,356	$101,805	$93,789	$90,930
Total Assets	$150,978	$150,428	$150,202	$143,884	$141,917
Interest Bearing Deposits	$81,655	$76,624	$71,715	$72,285	$74,235
Total Deposits	$92,407	$87,695	$82,761	$83,125	$85,471

Performance Statistics (Reported) (A)
Net Interest Income Growth (annualized)	(19)%	11%	34%	22%	(16)%
Non Interest Income Growth (annualized)	(84)%	(19)%	2%	36%	45%
Revenue Growth (annualized)	(54)%	(5)%	16%	30%	16%
Net Interest Margin	5.25%	5.67%	5.54%	5.49%	5.15%
Revenue Margin	10.18%	12.11%	12.32%	12.76%	11.76%
Risk Adjusted Margin (B)	7.77%	9.71%	10.28%	11.13%	10.41%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	7.43%	7.30%	8.73%	8.43%	8.93%
Efficiency Ratio (C)	53.91%	45.74%	53.75%	50.74%	55.36%

Asset Quality Statistics (Reported) (A)
Allowance	$3,311	$3,273	$2,963	$2,237	$2,113
Allowance as a % of Reported Loans Held for Investment	3.41%	3.33%	2.91%	2.39%	2.32%
Net Charge-Offs	$793	$767	$650	$480	$401
Net Charge-Off Rate	3.24%	3.07%	2.66%	2.09%	1.76	%(9)

Full-time equivalent employees (in thousands)	24.0	25.4	27.0	27.5	29.5

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

2008	2008	2007	2007	2007
(in millions)	Q2	Q1	Q4	Q3	Q2
Earnings (Managed Basis)
Net Interest Income	$2,788.0	$2,976.8	$3,000.5	$2,803.4	$2,613.3	(7)
Non-Interest Income	1,302.0	(2),(14)	1,606.7	(2),(11),(12)	1,566.2	(10)	1,518.0	1,387.5

Total Revenue (1)	4,090.0	4,583.5	4,566.7	4,321.4	4,000.8
Provision for Loan Losses	1,569.0	1,794.2	1,940.3	1,142.7	887.1
Marketing Expenses	288.1	297.8	358.2	332.7	326.1
Restructuring Expenses	13.6	52.8	27.8	19.4	91.1
Operating Expenses (3)	1,517.9	1,471.7	(4)	1,749.2	(4)	1,582.2	1,617.4	(8)

Income Before Taxes	701.4	967.0	491.2	1,244.4	1,079.1
Tax Rate	34.1%	34.6%	34.5%	34.4%	28.9	%(5)
Income From Continuing Operations, Net of Tax	$462.5	$632.6	$321.6	$816.4	$767.6
Loss From Discontinued Operations, Net of Tax (6)	(9.6)	(84.1	)(13)	(95.0)	(898.0)	(17.2)

Net Income (Loss)	$452.9	$548.5	$226.6	$(81.6)	$750.4

Managed Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$147,716	$149,719	$148,362	$143,781	$142,616
Average Earning Assets	$179,421	$175,709	$175,652	$168,238	$168,841
Average Assets	$203,308	$198,516	$200,658	$194,528	$193,446
Return on Average Assets (ROA)	0.91%	1.27%	0.64%	1.68%	1.59%

Managed Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$147,247	$148,037	$151,362	$144,769	$143,498
Total Assets	$200,420	$199,362	$198,908	$194,019	$193,682
Tangible Assets (D)	$187,059	$185,962	$185,428	$180,363	$179,888
Tangible Common Equity (E)	$11,560	$11,220	$10,814	$11,131	$11,393
Tangible Common Equity to Tangible Assets Ratio	6.18%	6.03%	5.83%	6.17%	6.33%
% Off-Balance Sheet Securitizations	34%	34%	33%	35%	37%

Performance Statistics (Managed) (A)
Net Interest Income Growth (annualized)	(25)%	(3)%	28%	29%	47%
Non Interest Income Growth (annualized)	(76)%	10%	13%	38%	59%
Revenue Growth (annualized)	(43)%	1%	23%	32%	51%
Net Interest Margin	6.22%	6.78%	6.83%	6.67%	6.19%
Revenue Margin	9.12%	10.43%	10.40%	10.27%	9.48%
Risk Adjusted Margin (B)	5.70%	7.06%	7.45%	7.83%	7.37%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	4.93%	4.87%	5.76%	5.38%	5.71%
Efficiency Ratio (C)	44.16%	38.61%	46.15%	44.31%	48.58%

Asset Quality Statistics (Managed) (A)
Net Charge-Offs	$1,533	$1,482	$1,296	$1,027	$891%
Net Charge-Off Rate	4.15%	3.96%	3.49%	2.86%	2.50	%(9)

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q2 2008—$476.0 million, Q1 2008—$407.6 million, Q4 2007—$379.4 million, Q3 2007—$310.5 million, and Q2 2007—$236.3 million.

(2)	In Q2 2008 the Company recorded a decrease to its interest-only strips of $71.0 million. In Q1 2008 the Company recorded an increase of $42.8 million to its interest-only strips.

(3)	Includes core deposit intangible amortization expense of $48.5 million in Q2 2008, $49.8 million in Q1 2008, $51.1 million in Q4 2007, $52.4 million in Q3 2007 and $53.7 million in Q2 2007 and integration costs of $31.4 million in Q2 2008, $29.6 million in Q1 2008, $28.6 million in Q4 2007, $30.3 million in Q3 2007 and $24.5 million in Q2 2007.

(4)	In Q4 2007, the Company recognized a pre-tax charge of approximately $140 million for liabilities in connection with the Visa antitrust lawsuit settlement with American Express and estimated possible damages in connection with other pending Visa litigation. In Q1 2008, the Company, in connection with the Visa initial public offering (IPO), reversed approximately $91 million of these legal liabilities.

(5)	Includes a $69.0 million benefit in Q2 2007 resulting from changes in the Company’s international tax position and tax benefits from resolution of tax issues.

(6)	In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage, realizing an after tax loss of $898.0 million. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint’s held for investment commercial and consumer loan portfolio results are included in continuing operations.

(7)	Includes a $17.4 million gain from the early extinguishment of Trust Preferred Securities in Q2 2007 included as a component of interest expense.

(8)	Includes a charge of $39.8 million as a result of the accelerated vesting of equity awards made in connection with the transition of the management team for Capital One’s Local Banking business following the acquisition of North Fork.

(9)	Managed and reported net charge-off rate for Q2 2007 was positively impacted 11 and 17 basis points, respectively, due to the implementation of a change in customer statement generation from 30 to 25 days grace. The change did not have a material impact on provision for loan losses for Q2 2007.

(10)	During the fourth quarter 2007, the Company completed the sale of its interest in a relationship agreement to develop and market consumer credit products in the Spanish Market and recorded a gain related to this sale of approximately $30 million in non-interest income.

(11)	In Q1 2008 the Company recorded a gain of $109.0 million in non-interest income from the redemption of 2.5 million shares related to the Visa IPO.

(12)	In Q1 2008 the Company repurchased approximately $1.0 billion of certain senior unsecured debt, recognizing a gain of $52.0 million in non-interest income. The Company initiated the repurchases to take advantage of the current rate environment and replaced the borrowings with lower-rate unsecured funding.

(13)	In Q1 2008 the Company recorded a pre-tax expense of $104.2 million in discontinued operations to cover expected future claims made under representations and warranties provided by the Company on loans previously sold to third parties by GreenPoint’s mortgage origination operation. See also note (6) above.

(14)	In Q2 2008 the Company elected to convert and sell 154,991 shares of MasterCard class B common stock. The Company recognized gains of $44.9 million in non-interest income from this transaction.

STATISTICS / METRIC DEFINITIONS

(A)	Based on continuing operations. Average equity and return on equity are based on the Company’s stockholders’ equity.

(B)	Risk adjusted margin equals total revenue less net charge-offs as a percentage of average earning assets.

(C)	Efficiency ratio equals non-interest expense less restructuring expense divided by total revenue.

(D)	Tangible assets include managed assets less intangible assets.

(E)	Includes stockholders’ equity and preferred interests less intangible assets and related deferred tax liabilities. Tangible Common Equity on a reported and managed basis is the same.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

	2008	2008	2007	2007	2007
(in thousands)	Q2	Q1	Q4 (7)	Q3 (7)	Q2 (7)
Local Banking:
Interest Income	$1,489,612	$1,575,325	$1,707,377	$1,751,898	$1,731,833
Interest Expense	899,907	1,008,371	1,122,841	1,165,594	1,143,674

Net interest income	$589,705	$566,954	$584,536	$586,304	$588,159
Non-interest income	192,758	215,469	206,002	232,662	254,401
Provision for loan losses	92,043	60,394	42,665	(58,192)	23,929
Other non-interest expenses	587,211	605,351	589,943	577,309	580,788
Income tax provision	36,123	40,837	54,328	104,353	83,046

Net income	$67,086	$75,841	$103,602	$195,496	$154,797

Loans Held for Investment	$44,270,734	$44,197,085	$43,972,795	$42,233,665	$41,919,645
Average Loans Held for Investment	$44,250,451	$43,887,387	$43,128,767	$41,992,618	$42,110,537
Core Deposits (2)	$63,407,571	$62,811,696	$62,977,637	$62,494,588	$63,619,337
Total Deposits	$74,245,677	$73,387,227	$73,089,284	$72,795,566	$74,273,736
Loans Held for Investment Yield	6.35%	6.75%	7.02%	7.13%	7.03%
Net Interest Margin—Loans (3)	1.99%	1.92%	1.87%	1.79%	1.88%
Net Interest Margin—Deposits (4)	2.04%	1.93%	2.05%	2.09%	2.01%
Efficiency Ratio (6)	75.05%	77.37%	74.63%	70.49%	68.93%
Net charge-off rate	0.34%	0.31%	0.28%	0.19%	0.19%
Non Performing Loans	$359,017	$249,055	$178,385	$112,794	$80,781
Non Performing Loans as a % of Loans Held for Investment	0.81%	0.56%	0.41%	0.27%	0.19%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.31%	5.52%	5.47%	5.50%	5.52%
Number of Active ATMs	1,303	1,297	1,288	1,282	1,253
Number of Locations	740	745	742	732	724

National Lending (10):
Interest Income	$3,181,773	$3,530,017	$3,670,404	$3,504,019	$3,253,448
Interest Expense	1,014,244	1,121,434	1,231,978	1,228,280	1,193,205

Net interest income	$2,167,529	$2,408,583	$2,438,426	$2,275,739	$2,060,243
Non-interest income	1,164,810	1,226,114	1,370,655	1,274,688	1,133,318
Provision for loan losses	1,470,642	1,677,220	1,777,327	1,195,995	869,149
Other non-interest expenses	1,236,567	1,279,171	1,361,709	1,333,688	1,333,956
Income tax provision	217,496	236,203	229,084	350,277	341,323

Net income	$407,634	$442,103	$440,961	$670,467	$649,133

Loans Held for Investment	$102,201,802	$103,003,402	$106,508,443	$102,556,271	$101,590,039
Average Loans Held for Investment	$102,629,246	$104,973,633	$104,321,485	$101,805,584	$100,520,138
Core Deposits (2)	$1,954	$2,171	$1,599	$470	$1,124
Total Deposits	$1,644,241	$1,774,690	$2,050,861	$2,295,131	$2,411,435
Loans Held for Investment Yield	12.40%	13.45%	14.07%	13.77%	12.95%
Net Interest Margin	8.45%	9.18%	9.35%	8.94%	8.20%
Revenue Margin	12.99%	13.85%	14.61%	13.95%	12.71%
Risk Adjusted Margin	7.31%	8.51%	9.88%	9.99%	9.24%
Non-Interest Expenses as a % of Average Loans Held for Investment	4.82%	4.87%	5.22%	5.24%	5.31%
Efficiency Ratio (6)	37.11%	35.19%	35.75%	37.56%	41.77%
Net charge-off rate	5.67%	5.34%	4.73%	3.96%	3.47	%(5)
Delinquency Rate (30+ days)	4.87%	4.73%	5.17%	4.70%	3.89%
Number of Loan Accounts (000s)	45,812	48,065	48,537	48,473	48,536

Other:
Net interest income	$30,761	$1,313	$(22,449)	$(58,605)	$(35,057)
Non-interest income	(55,594)	165,102	(10,425)	10,639	(248)
Provision for loan losses	6,342	56,598	120,376	5,022	(5,981)
Restructuring expenses	13,560	52,759	27,809	19,354	91,074
Other non-interest expenses	(17,737)	(115,004)	155,746	3,870	28,717
Income tax provision (benefit)	(14,776)	57,451	(113,854)	(26,620)	(112,797)

Net income (loss)	$(12,222)	$114,611	$(222,951)	$(49,592)	$(36,318)

Loans Held for Investment	$774,424	$836,041	$881,179	$(21,375)	$(11,928)
Core Deposits (2)	$14,800,701	$10,729,004	$6,107,779	$6,373,515	$6,937,760
Total Deposits	$16,517,143	$12,533,025	$7,621,031	$8,034,332	$8,786,315

Total:
Interest Income	$4,270,571	$4,628,257	$4,863,246	$4,646,431	$4,380,376
Interest Expense	1,482,577	1,651,407	1,862,733	1,842,993	1,767,031

Net interest income	$2,787,994	$2,976,850	$3,000,513	$2,803,438	$2,613,345
Non-interest income	1,301,974	1,606,685	1,566,232	1,517,989	1,387,471
Provision for loan losses	1,569,027	1,794,212	1,940,368	1,142,825	887,097
Restructuring expenses	13,560	52,759	27,809	19,354	91,074
Other non-interest expenses	1,806,041	1,769,518	2,107,398	1,914,867	1,943,461
Income tax provision	238,843	334,491	169,558	428,010	311,572

Net Income	$462,497	$632,555	$321,612	$816,371	$767,612

Loans Held for Investment	$147,246,960	$148,036,528	$151,362,417	$144,768,561	$143,497,756
Core Deposits (2)	$78,210,226	$73,542,871	$69,087,015	$68,868,573	$70,558,221
Total Deposits	$92,407,061	$87,694,942	$82,761,176	$83,125,029	$85,471,486

CAPITAL ONE FINANCIAL CORPORATION (COF)

LOCAL BANKING SEGMENT FINANCIAL & STATISTICAL INFORMATION

	2008	2008	2007
(in thousands)	Q2	Q1	Q4
Loans Held for Investment:

Commercial Lending
Commercial and Multi-Family Real Estate	$12,706,320	$12,501,332	$12,381,563
Middle Market	9,215,511	8,891,537	8,377,834
Small Ticket Commercial Real Estate	2,770,249	2,879,933	2,956,785
Specialty Lending	3,684,688	3,514,267	3,391,604

Total Commercial Lending	$28,376,768	$27,787,069	$27,107,786

Small Business Lending	$4,833,514	$4,890,459	$4,964,959

Consumer Lending
Mortgages	$7,654,722	$8,092,105	$8,409,821
Branch Based Home Equity & Other Consumer	3,475,649	3,524,261	3,621,516

Total Consumer Lending	$11,130,371	$11,616,366	$12,031,337

Other	$(69,919)	$(96,809)	$(131,287)

Total Loans Held for Investment	$44,270,734	$44,197,085	$43,972,795

Non Performing Asset Rates(1):

Commercial Lending
Commercial and Multi-Family Real Estate	0.89%	0.47%	0.24%
Middle Market	0.30%	0.41%	0.41%
Small Ticket Commercial Real Estate	2.71%	1.59%	0.54%
Specialty Lending	0.25%	0.18%	0.18%

Total Commercial Lending	0.79%	0.53%	0.32%

Small Business Lending	1.10%	0.94%	0.99%

Consumer Lending
Mortgages	1.25%	0.82%	0.54%
Branch Based Home Equity & Other Consumer	0.43%	0.39%	0.34%

Total Consumer Lending	0.99%	0.69%	0.48%

Total Non Performing Asset Rate	0.88%	0.62%	0.44%

Net Charge Off Rates:

Commercial Lending
Commercial and Multi-Family Real Estate	0.10%	0.02%	0.02%
Middle Market	0.05%	0.15%	0.12%
Small Ticket Commercial Real Estate	0.00%	0.31%	0.20%
Specialty Lending	0.04%	0.01%	0.04%

Total Commercial Lending	0.08%	0.09%	0.09%

Small Business Lending	0.91%	0.97%	0.63%

Consumer Lending
Mortgages	0.36%	0.11%	0.18%
Branch Based Home Equity & Other Consumer	1.15%	1.34%	1.17%

Total Consumer Lending	0.60%	0.48%	0.48%

Total Net Charge Off Rate	0.34%	0.31%	0.28%

(1)	Non performing asset rates include foreclosed assets of $30 million for Q2 2008, $20 million for Q1 2008 and $15 million for Q4 2007

CAPITAL ONE FINANCIAL CORPORATION (COF)

NATIONAL LENDING SUBSEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1), (10)

	2008	2008	2007	2007	2007
(in thousands)	Q2	Q1	Q4 (7)	Q3 (7)	Q2 (7)
US Card:
Interest Income	$2,132,284	$2,433,665	$2,548,929	$2,418,890	$2,214,408
Interest Expense	608,655	689,951	780,985	798,493	778,576

Net interest income	$1,523,629	$1,743,714	$1,767,944	$1,620,397	$1,435,832
Non-interest income	1,010,177	1,070,831	1,163,795	1,107,801	971,894
Provision for loan losses	1,099,453	1,120,025	1,195,469	807,318	538,379
Non-interest expenses	910,619	938,860	976,118	965,351	965,556
Income tax provision	183,307	264,481	261,492	328,702	310,904

Net income	$340,427	$491,179	$498,660	$626,827	$592,887

Loans Held for Investment	$68,059,998	$67,382,004	$69,723,169	$66,687,232	$66,539,623
Average Loans Held for Investment	$67,762,384	$68,544,190	$67,727,632	$66,472,124	$65,639,360
Loans Held for Investment Yield	12.59%	14.20%	15.05%	14.56%	13.49%
Net Interest Margin	8.99%	10.18%	10.44%	9.75%	8.75%
Revenue Margin	14.96%	16.42%	17.31%	16.42%	14.67%
Risk Adjusted Margin	8.70%	10.58%	12.47%	12.56%	11.11%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.38%	5.48%	5.76%	5.81%	5.88%
Efficiency Ratio (6)	35.94%	33.36%	33.29%	35.38%	40.10%
Net charge-off rate	6.26%	5.85%	4.84%	3.85%	3.56	%(9)
Delinquency Rate (30+ days)	3.85%	4.04%	4.28%	3.80%	2.98%
Purchase Volume (8)	$26,738,213	$24,543,082	$28,230,725	$26,628,978	$26,940,397
Number of Loan Accounts (000s)	38,415	40,611	41,044	41,081	41,174

Auto Finance:
Interest Income	$666,499	$690,919	$687,389	$661,471	$651,821
Interest Expense	276,911	289,357	300,133	283,949	277,783

Net interest income	$389,588	$401,562	$387,256	$377,522	$374,038
Non-interest income	15,672	16,110	14,888	13,514	23,273
Provision for loan losses	230,614	408,251	429,247	244,537	182,278
Non-interest expenses	123,021	136,169	144,301	152,275	157,044
Income tax (benefit) provision	18,069	(44,362)	(58,963)	(1,987)	19,948

Net (loss) income	$33,556	$(82,386)	$(112,441)	$(3,789)	$38,041

Loans Held for Investment	$23,401,160	$24,633,665	$25,128,352	$24,335,242	$24,067,760
Average Loans Held for Investment	$24,098,881	$25,047,501	$24,920,380	$24,170,047	$23,898,070
Loans Held for Investment Yield	11.06%	11.03%	11.03%	10.95%	10.91%
Net Interest Margin	6.47%	6.41%	6.22%	6.25%	6.26%
Revenue Margin	6.73%	6.67%	6.45%	6.47%	6.65%
Risk Adjusted Margin	2.88%	2.69%	2.46%	2.91%	4.30%
Non-Interest Expenses as a % of Average Loans Held for Investment	2.04%	2.17%	2.32%	2.52%	2.63%
Efficiency Ratio (6)	30.36%	32.60%	35.88%	38.94%	39.53%
Net charge-off rate	3.84%	3.98%	4.00%	3.56%	2.35%
Delinquency Rate (30+ days)	7.62%	6.42%	7.84%	7.15%	6.00%
Auto Loan Originations	$1,513,686	$2,440,227	$3,623,491	$3,248,747	$2,992,427
Number of Loan Accounts (000s)	1,710	1,763	1,771	1,731	1,771

International:
Interest Income	$382,990	$405,433	$434,086	$423,658	$387,219
Interest Expense	128,678	142,126	150,860	145,838	136,846

Net interest income	$254,312	$263,307	$283,226	$277,820	$250,373
Non-interest income	138,961	139,173	191,972	153,373	138,151
Provision for loan losses	140,575	148,944	152,611	144,140	148,492
Non-interest expenses	202,927	204,142	241,290	216,062	211,356
Income tax provision	16,120	16,084	26,555	23,562	10,471

Net income	$33,651	$33,310	$54,742	$47,429	$18,205

Loans Held for Investment	$10,740,644	$10,987,733	$11,656,922	$11,533,797	$10,982,656
Average Loans Held for Investment	$10,767,981	$11,381,942	$11,673,473	$11,163,413	$10,982,708
Loans Held for Investment Yield	14.23%	14.25%	14.87%	15.18%	14.10%
Net Interest Margin	9.45%	9.25%	9.70%	9.95%	9.12%
Revenue Margin	14.61%	14.14%	16.28%	15.45%	14.15%
Risk Adjusted Margin	8.54%	8.84%	10.67%	10.00%	8.77%
Non-Interest Expenses as a % of Average Loans Held for Investment	7.54%	7.17%	8.27%	7.74%	7.70%
Efficiency Ratio (6)	51.60%	50.72%	50.78%	50.11%	54.40%
Net charge-off rate	6.07%	5.30%	5.61%	5.45%	5.39%
Delinquency Rate (30+ days)	5.35%	5.12%	4.79%	4.69%	4.82%
Purchase Volume (8)	$2,879,223	$2,716,060	$2,966,350	$2,369,696	$2,094,280
Number of Loan Accounts (000s)	5,687	5,691	5,722	5,661	5,591

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT AND NATIONAL LENDING SUBSEGMENT

FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.” In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint’s held for investment commercial and consumer loan portfolio results are included in continuing operations.

(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.

(3)	Net Interest Margin—Loans equals net interest income earned on loans divided by average managed loans.

(4)	Net Interest Margin—Deposits equals net interest income earned on deposits divided by average retail deposits.

(5)	Net charge-off rate for Q2 2007 was positively impacted by 16 basis points due to the implementation of a change in customer statement generation from 30 to 25 days grace. This change did not have a material impact on the provision for the quarter.

(6)	Efficiency Ratio equals non-interest expenses divided by total managed revenue.

(7)	Certain prior period amounts have been reclassified to conform with current period presentation.

(8)	Includes all purchase transactions net of returns and excludes cash advance transactions.

(9)	Net charge-off rate for Q2 2007 was positively impacted by 31 basis points due to the implementation of a change in customer statement generation from 30 to 25 days grace. This change did not have a material impact on the provision for the quarter.

(10)	In Q1 2008 the Company reorganized its National Lending subsegments from U.S. Card, Auto Finance and Global Financial Services to U.S. Card and Other National Lending. The U.S. Card subsegment contains the results of the Company’s domestic credit card business, small business lending and the installment loan business. The Other National Lending subsegment contains the results of the Company’s auto finance business and the Company’s international lending businesses. Components of the Other National Lending subsegment are separately disclosed. Segment and subsegment results have been restated for all periods presented.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended June 30, 2008

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures (3)
Net interest income	$1,727,756	$1,060,238	$2,787,994
Non-interest income	1,622,316	(320,341)	1,301,975

Total revenue	3,350,072	739,897	4,089,969
Provision for loan and lease losses	829,130	739,897	1,569,027
Net charge-offs	$793,048	$739,897	$1,532,945

Balance Sheet Measures
Loans held for investment	$97,065,238	$50,182,022	$147,247,260
Total assets	$151,114,271	$49,442,148	$200,556,419
Average loans held for investment	$97,949,572	$49,766,121	$147,715,693
Average earning assets	$131,681,294	$47,791,504	$179,472,798
Average total assets	$154,706,392	$49,020,229	$203,726,621
Delinquencies	$3,330,151	$2,031,479	$5,361,630

(1)	Income statement adjustments reclassify the net of finance charges of $1,385.3 million, past-due fees of $229.2 million, other interest income of $(35.8) million and interest expense of $518.5 million; and net charge-offs of $739.9 million from non-interest income to net interest income and provision for loan and lease losses, respectively.

(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

(3)	Based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Six Months Ended
	June 30 2008	March 31 2008	June 30 2007(1)	June 30 2008	June 30 2007(1)
Interest Income:
Loans held for investment, including past-due fees	$2,297,709	$2,508,393	$2,255,573	$4,806,102	$4,582,253
Securities available for sale	281,089	257,747	237,978	538,836	442,058
Other	113,059	113,385	145,135	226,444	326,684

Total interest income	2,691,857	2,879,525	2,638,686	5,571,382	5,350,995

Interest Expense:
Deposits	592,576	610,389	749,603	1,202,965	1,480,086
Senior and subordinated notes	114,797	140,970	134,061	255,767	272,607
Other borrowings	256,728	316,249	216,441	572,977	455,178

Total interest expense	964,101	1,067,608	1,100,105	2,031,709	2,207,871

Net interest income	1,727,756	1,811,917	1,538,581	3,539,673	3,143,124
Provision for loan and lease losses	829,130	1,079,072	396,713	1,908,202	746,758

Net interest income after provision for loan and lease losses	898,626	732,845	1,141,868	1,631,471	2,396,366

Non-Interest Income:
Servicing and securitizations	834,740	1,083,062	1,226,896	1,917,802	2,214,978
Service charges and other customer-related fees	524,209	574,061	482,979	1,098,270	962,446
Mortgage servicing and other	16,552	35,255	103,653	51,807	155,103
Interchange	132,730	151,902	125,979	284,632	244,090
Other	114,085	212,198	32,344	326,283	169,604

Total non-interest income	1,622,316	2,056,478	1,971,851	3,678,794	3,746,221

Non-Interest Expense:
Salaries and associate benefits	578,572	611,280	667,904	1,189,852	1,343,075
Marketing	288,100	297,793	326,067	585,893	656,961
Communications and data processing	195,102	187,243	192,620	382,345	374,854
Supplies and equipment	131,937	130,931	116,434	262,868	250,332
Occupancy	80,137	88,080	75,843	168,217	153,238
Restructuring expense	13,560	52,759	91,074	66,319	91,074
Other	532,193	454,191	564,593	986,384	1,139,048

Total non-interest expense	1,819,601	1,822,277	2,034,535	3,641,878	4,008,582

Income from continuing operations before income taxes	701,341	967,046	1,079,184	1,668,387	2,134,005
Income taxes	238,843	334,491	311,572	573,334	680,269

Income from continuing operations, net of tax	462,498	632,555	767,612	1,095,053	1,453,736
Loss from discontinued operations, net of tax (2)	(9,593)	(84,051)	(17,240)	(93,644)	(28,314)

Net income	$452,905	$548,504	$750,372	$1,001,409	$1,425,422

Basic earnings per share
Income from continuing operations	$1.24	$1.71	$1.96	$2.95	$3.64
Loss from discontinued operations	(0.03)	(0.23)	(0.04)	(0.25)	(0.07)

Net income	$1.21	$1.48	$1.92	$2.70	$3.57

Diluted earnings per share
Income from continuing operations	$1.24	$1.70	$1.93	$2.94	$3.58
Loss from discontinued operations	(0.03)	(0.23)	(0.04)	(0.25)	(0.07)

Net income	$1.21	$1.47	$1.89	$2.69	$3.51

Dividends paid per share	$0.375	$0.375	$0.03	$0.75	$0.05

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

(2)	In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of June 30 2008	As of March 31 2008	As of June 30 2007(1)
Assets:
Cash and due from banks	$2,280,244	$2,324,079	$2,354,393
Federal funds sold and resale agreements	1,526,799	1,842,775	3,940,269
Interest-bearing deposits at other banks	717,572	663,150	753,160

Cash and cash equivalents	4,524,615	4,830,004	7,047,822
Securities available for sale	25,028,853	22,190,739	20,203,381
Mortgage loans held for sale	111,824	192,584	2,732,044
Loans held for investment	97,065,238	98,356,088	91,617,353
Less: Allowance for loan and lease losses	(3,311,003)	(3,273,355)	(2,120,000)

Net loans held for investment	93,754,235	95,082,733	89,497,353
Accounts receivable from securitizations	5,301,906	5,396,943	5,481,686
Premises and equipment, net	2,321,487	2,316,233	2,260,928
Interest receivable	778,595	750,319	768,617
Goodwill	12,826,738	12,826,419	13,612,005
Other	6,466,018	7,022,553	4,334,121

Total assets	$151,114,271	$150,608,527	$145,937,957

Liabilities:
Non-interest-bearing deposits	$10,752,059	$11,071,116	$11,236,110
Interest-bearing deposits	81,655,001	76,623,826	74,235,376
Senior and subordinated notes	8,506,339	9,834,392	9,222,506
Other borrowings	19,302,185	21,673,670	20,890,258
Interest payable	621,489	509,278	543,805
Other	5,355,733	6,276,718	4,623,241

Total liabilities	126,192,806	125,989,000	120,751,296

Stockholders’ Equity:
Common stock	4,223	4,213	4,174
Paid-in capital, net	15,966,810	15,918,230	15,682,009
Retained earnings and cumulative other comprehensive income	12,115,480	11,860,288	11,386,625
Less: Treasury stock, at cost	(3,165,048)	(3,163,204)	(1,886,147)

Total stockholders’ equity	24,921,465	24,619,527	25,186,661

Total liabilities and stockholders’ equity	$151,114,271	$150,608,527	$145,937,957

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported	Quarter Ended 6/30/08			Quarter Ended 3/31/08			Quarter Ended 6/30/07(1)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$97,949,572	$2,297,709	9.38%	$99,818,867	$2,508,393	10.05%	91,144,738	2,255,573	9.90%
Securities available for sale	24,165,577	281,089	4.65%	21,211,356	257,747	4.86%	19,349,938	237,978	4.92%
Other	9,513,873	113,059	4.75%	6,789,537	113,385	6.68%	8,935,393	145,135	6.50%

Total earning assets (2)	$131,629,022	$2,691,857	8.18%	$127,819,760	$2,879,525	9.01%	$119,430,069	$2,638,686	8.84%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$1,550,149	$5,921	1.53%	$3,958,482	$17,714	1.79%	$5,115,994	$36,764	2.87%
Money market deposit accounts	32,100,584	184,752	2.30%	29,636,896	211,436	2.85%	27,418,203	276,038	4.03%
Savings accounts	8,191,586	19,521	0.95%	8,064,412	24,008	1.19%	8,409,684	36,294	1.73%
Other Consumer Time Deposits	22,676,841	243,921	4.30%	18,429,463	204,942	4.45%	18,494,150	217,700	4.71%
Public Fund CD’s of $100,000 or more	1,476,155	10,313	2.79%	1,671,936	15,718	3.76%	1,981,883	24,290	4.90%
CD’s of $100,000 or more	9,124,586	98,516	4.32%	8,756,978	99,264	4.53%	9,609,949	107,491	4.47%
Foreign time deposits	3,555,189	29,632	3.33%	3,648,797	37,307	4.09%	3,994,639	51,026	5.11%

Total Interest-bearing deposits	$78,675,090	$592,576	3.01%	$74,166,964	$610,389	3.29%	$75,024,502	$749,603	4.00%
Senior and subordinated notes	9,125,017	114,797	5.03%	10,099,878	140,970	5.58%	9,336,130	134,061	5.74%
Other borrowings	24,851,821	256,728	4.13%	25,449,240	316,249	4.97%	17,318,770	216,441	5.00%

Total interest-bearing liabilities (2)	$112,651,928	$964,101	3.42%	$109,716,082	$1,067,608	3.89%	$101,679,402	$1,100,105	4.33%

Net interest spread			4.76%			5.12%			4.51%

Interest income to average earning assets			8.18%			9.01%			8.84%
Interest expense to average earning assets			2.93%			3.34%			3.68%

Net interest margin			5.25%			5.67%			5.15%

(1)	Prior period amounts have been reclassified to conform with current period presentation.

(2)	Average balances, income and expenses, yields and rates are based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 6/30/08			Quarter Ended 3/31/08			Quarter Ended 6/30/07 (2)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$147,715,693	$3,929,069	10.64%	$149,719,498	$4,316,294	11.53%	$142,616,011	$4,055,689	11.38%
Securities available for sale	24,165,577	281,089	4.65%	21,211,356	257,747	4.86%	19,349,938	237,978	4.92%
Other	7,539,256	60,414	3.21%	4,777,704	54,215	4.54%	6,875,429	86,709	5.04%

Total earning assets (3)	$179,420,526	$4,270,572	9.52%	$175,708,558	$4,628,256	10.54%	$168,841,378	$4,380,376	10.38%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$1,550,149	$5,921	1.53%	$3,958,482	$17,714	1.79%	$5,115,994	$36,764	2.87%
Money market deposit accounts	32,100,584	184,752	2.30%	29,636,896	211,436	2.85%	27,418,203	276,038	4.03%
Savings accounts	8,191,586	19,521	0.95%	8,064,412	24,008	1.19%	8,409,684	36,294	1.73%
Other Consumer Time Deposits	22,676,841	243,921	4.30%	18,429,463	204,942	4.45%	18,494,150	217,700	4.71%
Public Fund CD’s of $100,000 or more	1,476,155	10,313	2.79%	1,671,936	15,718	3.76%	1,981,883	24,290	4.90%
CD’s of $100,000 or more	9,124,586	98,516	4.32%	8,756,978	99,264	4.53%	9,609,949	107,491	4.47%
Foreign time deposits	3,555,189	29,632	3.33%	3,648,797	37,307	4.09%	3,994,639	51,026	5.11%

Total Interest-bearing deposits	$78,675,090	$592,576	3.01%	$74,166,964	$610,389	3.29%	$75,024,502	$749,603	4.00%
Senior and subordinated notes	9,125,017	114,797	5.03%	10,099,878	140,970	5.58%	9,336,130	134,061	5.74%
Other borrowings	24,851,821	256,728	4.13%	25,449,240	316,249	4.97%	17,318,770	216,441	5.00%
Securitization liability	49,317,336	518,477	4.21%	49,270,231	583,798	4.74%	50,841,894	666,926	5.25%

Total interest-bearing liabilities (3)	$161,969,264	$1,482,578	3.66%	$158,986,313	$1,651,406	4.15%	$152,521,296	$1,767,031	4.63%

Net interest spread			5.86%			6.39%			5.74%

Interest income to average earning assets			9.52%			10.54%			10.38%
Interest expense to average earning assets			3.30%			3.76%			4.19%

Net interest margin			6.22%			6.78%			6.19%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

(2)	Prior period amounts have been reclassified to conform with current period presentation.

(3)	Average balances, income and expenses, yields and rates are based on continuing operations.

Press Release

FOR IMMEDIATE RELEASE: July 17, 2008

Contacts:	Investor Relations		Media Relations
	Jeff Norris	Danielle Dietz	Tatiana Stead	Julie Rakes
	703.720.2455	703.720.2463	703.720.2352	804.284.5800

Capital One Reports Second Quarter Earnings per Share (diluted) of $1.21

Increases readily available liquidity by $3 billion to $33 billion

Generates excess capital, increasing TCE ratio 15 basis points to 6.18 percent

McLean, Va. (July 17, 2008) — Capital One Financial Corporation (NYSE:COF) today announced earnings for the second quarter of 2008 were $452.9 million, or $1.21 per share (diluted). Earnings from continuing operations in the second quarter of 2008 were $462.5 million, or $1.24 per share. In the second quarter of 2007, the company reported earnings of $750.4 million, or $1.89 per share (diluted), and earnings from continuing operations of $767.6 million, or $1.93 per share (diluted). Earnings from continuing operations exclude the loss from discontinued operations related to the shutdown of GreenPoint Mortgage in August 2007.

HIGHLIGHTS

•	Credit performance in the quarter was largely in line with previous expectations and reflects expected continued weakening as suggested by US economic indicators.

•	Available liquidity increased in the quarter by $3.0 billion to $33.0 billion.

•	Includes the investment portfolio of $24.7 billion. The portfolio is comprised of primarily high quality, liquid, AAA-rated securities.

•

Tangible common equity to total managed assets ratio (TCE) increased to 6.18 percent, above the high end of the company’s target range of 5.5 to 6.0 percent, as the company continued to generate excess capital.

•	Deposits grew $4.7 billion in the second quarter of 2008 to $92.4 billion at June 30, 2008.

•	Managed loans declined $0.8 billion in the second quarter of 2008 as a result of tighter underwriting.

“Despite cyclical economic headwinds, the company continues to deliver profits and generate excess capital,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We remain well-positioned to navigate the near-term economic challenges and to deliver strong shareholder value through the cycle.”

Capital One Reports Second Quarter Earnings

Total Company Results

•	Total deposits were up $4.7 billion, or 5.4 percent, to $92.4 billion at June 30, 2008 relative to March 31, 2008 and $6.9 billion, or 8.1 percent relative to June 30, 2007.

•	Managed loans held for investment of $147.2 billion decreased from the first quarter of 2008 by $790 million, or 0.53 percent, but increased from the year ago quarter by $3.7 billion, or 2.6 percent.

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Managed revenue margin of 9.12 percent in the second quarter of 2008 was down 131 basis points compared to 10.43 percent in the first quarter of 2008, and down 36 basis points from 9.48 percent in the second quarter of 2007.

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Managed provision expense was $1.6 billion. The company added $37.6 million to its allowance in the second quarter of 2008. This allowance build has the capacity to absorb the equivalent of $7.0 billion of managed charge-offs over the next 12 months, ending June 30, 2009.

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Excluding the first quarter reversal for $91 million in legal reserves related to the VISA initial public offering, operating expenses decreased $44.8 million relative to the first quarter of 2008. The managed efficiency ratio for the second quarter of 2008 was 44.16 percent, up from 38.61 percent in the first quarter of 2008.

“During the quarter, we added to the considerable strength of our balance sheet by generating excess capital and increasing our already strong liquidity position,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “Going forward, we will continue our 37.5 cent quarterly dividend while at the same time maintaining our TCE ratio above our long-term target range.”

Segment Results

Local Banking Segment highlights

Results in the Local Banking segment remain solid, however, profits declined as the economy continued to weaken during the quarter. On a sequential quarter basis, loan and deposit growth were essentially flat. Rising provision expense in the current economic downturn is the largest factor in both the sequential quarter and year-over-year decline. The company expects loan growth to remain flat for the remainder of the year, but expects stronger deposit growth in the second half of the year.

•	Net income of $67.1 million was down $8.7 million from $75.8 million in the first quarter of 2008.

Capital One Reports Second Quarter Earnings

•	Loans held for investment were up $73.6 million relative to the first quarter of 2008 to $44.3 billion.

•	Local Banking deposits increased $858.5 million from the first quarter of 2008 to $74.2 billion.

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The net charge-off rate of 34 basis points increased from 31 basis points in the first quarter of 2008, and non-performing loans as a percent of loans held for investment of 81 basis points increased from 56 basis points in the first quarter of 2008.

National Lending Segment

The U.S. Card subsegment contains the results of the company’s domestic credit card business, as well as small business lending and the installment loan business. The Other National Lending subsegment contains the results of the company’s auto finance business and the company’s international lending businesses. Components of the Other National Lending subsegment are separately disclosed.

•	Profits for the National Lending segment were down 7.8 percent compared to the first quarter of 2008, and down 37.2 percent relative to the second quarter of 2007.

•	The managed charge-off rate for the National Lending segment increased 33 basis points to 5.67 percent in the second quarter of 2008 from 5.34 percent in the first quarter of 2008.

•	The delinquency rate of 4.87 percent in the second quarter of 2008 for the National Lending segment increased from 4.73 percent as of March 31, 2008.

U.S. Card highlights

U.S. Card results in the second quarter reflect continued cyclical credit worsening and the company’s actions to navigate the downturn. The business remains cautious on loan growth and continues to focus its marketing and originations on the parts of the U.S. Card market that the company believes provide the best combination of risk-adjusted returns and losses. The U.S. Card business remains well positioned to successfully navigate near-term challenges and to deliver solid results through the economic cycle.

•	U.S. Card reported net income of $340.4 million, a 30.7 percent decrease relative to the first quarter of 2008 and a 42.6 percent decrease relative to the second quarter of 2007.

•	Total revenues decreased $280.7 million, or 10.0 percent, compared to the first quarter of 2008 but increased $126.1 million, or 5.2 percent, over the prior year’s same quarter.

•	Non-interest expenses declined 3.0 percent over the previous quarter and 5.7 percent relative to the second quarter of 2007.

•	Managed loans increased from the first quarter of 2008 by 1.0 percent, or $678.0 million, to $68.1 billion at June 30, 2008, and increased 2.3 percent from the year ago quarter.

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Charge-offs rose in the second quarter of 2008 to 6.26 percent from 5.85 percent in the first quarter of 2008, and from 3.56 percent in the second quarter of 2007. The company expects the charge-off rate to be in the low six percent range in the third quarter, rising to around seven percent in the fourth quarter.

Capital One Reports Second Quarter Earnings

•	Delinquencies improved in the second quarter of 2008 to 3.85 percent from 4.04 percent in the previous quarter but rose from 2.98 percent in the year ago quarter.

Auto Finance highlights

The Auto Finance subsegment return to profitability this quarter was driven by the seasonal improvement in charge-offs, solid revenue margins, and continuing reductions in operating costs. Beyond this second quarter, the significant cyclical economic challenges facing the auto finance industry continue to be the longer term driver of performance in the Auto Finance business.

•	Auto Finance posted net income of $33.6 million in the quarter, compared to a loss of $82.4 million last quarter, and a profit of $38.0 million in the second quarter of 2007.

•	Total revenues decreased $12.4 million, or 3.0 percent, compared to the first quarter of 2008 but increased $7.9 million, or 2.0 percent, over the prior year’s same quarter.

•	Non-interest expenses declined 9.7 percent over the previous quarter and 21.7 percent relative to the second quarter of 2007.

•	Net charge-offs of 3.84 percent declined slightly from 3.98 percent in the first quarter of 2008 while delinquencies increased 120 basis points from the prior quarter to 7.62 percent.

•	Originations in the first quarter of $1.5 billion were down 38.0 percent, or $926.5 million, compared to the prior quarter.

•	Managed loans of $23.4 billion as of June 30, 2008 were down 5.0 percent relative to the first quarter of 2008 and down 2.8 percent from the second quarter of 2007.

International highlights

Continued strong performance in Canada offset trends in the UK, where the credit environment grew more challenging in the second quarter. Modestly lower revenue, combined with an increase in provision expense, pressured UK profits in the quarter. The Canadian credit card business continues to perform well, with stable credit performance and solid returns.

•	International’s net income of $33.6 million was relatively flat compared to $33.3 million in the first quarter of 2008, but increased $15.4 million from $18.2 million in the year ago quarter.

•	Charge-offs of 6.07 percent increased 77 basis points from 5.30 percent in the first quarter of 2008, and 68 basis points from 5.39 percent in the second quarter of 2007.

•	Delinquencies increased 23 basis points to 5.35 percent from 5.12 percent in the prior quarter and 53 basis points from 4.82 percent in the year ago quarter.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and

Capital One Reports Second Quarter Earnings

Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated July 17, 2008 for 2008 revenue growth, loan and deposit growth, return on equity, the projected charge-off rate and revenue margin in the U.S. Card subsegment for 2008, estimated loss levels for the 12 months ending June 30, 2009 underlying the provision expense in the second quarter of 2008, credit performance and trends, operating efficiencies, operating expense reductions, and dividends, including future financial and operating results, and the company’s plans, objectives, expectations, and intentions, are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting interest rates and consumer income and confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs and deposit activity; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate or composition thereof; the risk that the benefits of the company’s cost savings initiative may not be fully realized; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; financial, legal, regulatory, tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s report on Form 10-K for the fiscal year ended December 31, 2007 and report on Form 10-Q for the quarter ended March 31, 2008.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries collectively had $92.4 billion in deposits and $147.2 billion in managed loans outstanding as of June 30, 2008. Headquartered in McLean, VA, Capital One has 740 locations in New York, New Jersey, Connecticut, Texas, and Louisiana. It is a diversified financial services company whose principal subsidiaries, Capital One, N.A., Capital One Bank (USA), N. A., and Capital One Auto Finance, Inc., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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Capital One Reports Second Quarter Earnings

NOTE: Second quarter 2008 financial results, SEC Filings, and second quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.